Sheet1

ML Variable Series Funds, Inc.
Series Number: 10
File Number: 811-3290
CIK Number: 355916
Domestic Money Market Fund
For the Period Ending: 06/30/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the six months ended June 30, 2002.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/08/2002	$ 15,000	Clipper Receivables Corp.	1.77%	02/01/2002
01/09/2002	4,263	Enterprise Funding CP	1.76	02/11/2002
01/15/2002	301	Clipper Receivables Corp.	1.69	02/15/2002
01/17/2002	1,250	Enterprise Funding CP	1.68	02/21/2002
01/28/2002	1,524	Edison Asset Securitiz	1.79	04/26/2002
01/29/2002	20,000	Forrestal Funding Ms Tr	1.80	03/15/2002
02/01/2002	2,004	Clipper Receivables Corp.	1.84	02/22/2002
02/01/2002	8,091	Enterprise Funding CP	1.83	03/26/2002
02/06/2002	4,100	Clipper Receivables Corp.	1.79	02/28/2002
02/13/2002	4,015	Apreco, Inc.	1.81	03/18/2002
02/28/2002	10,000	Falcon Asset Sec	1.81	03/26/2002
03/04/2002	1,196	Caterpillar	1.80	05/14/2002
03/06/2002	8,784	Delaware Funding Corp.	1.79	04/03/2002
03/14/2002	7,390	Three Rivers Funding	1.82	04/11/2002
03/15/2002	10,000	Kitty Hawk Funding Corp	1.83	04/15/2002
03/15/2002	3,000	Three Rivers Funding	1.82	04/11/2002
03/19/2002	8,000	International Lease Fin	1.83	05/17/2002
03/19/2002	2,260	International Lease Fin	1.84	05/13/2002
03/20/2002	1,836	Clipper Receivables Corp.	1.74	03/21/2002
04/18/2002	6,721	Clipper Receivables Corp.	1.81	05/15/2002
04/22/2002	10,347	Edison Asset Securitiz	1.86	07/16/2002
04/25/2002	5,000	US Bank NA No. Dakota	5.00	04/30/2003
04/29/2002	8,000	Falcon Asset Sec	1.80	05/31/2002
04/30/2002	4,403	Apreco, Inc.	1.80	05/31/2002
05/02/2002	10,000	Clipper Receivables Corp.	1.79	06/03/2002
05/13/2002	10,000	Three Rivers Funding	1.78	06/13/2002
05/17/2002	13,000	Delaware Funding Corp.	1.80	07/17/2002
05/17/2002	3,400	Edison Asset Securitiz	1.81	08/01/2002
05/17/2002	10,000	Intrepid Funding Mst Trs	1.82	08/05/2002
06/03/2002	10,000	Forrestal Funding Ms Tr	1.80	07/31/2002
06/11/2002	4,605	Clipper Receivables Corp.	1.80	08/08/2002
06/11/2002	2,991	Falcon Asset Sec	1.80	07/10/2002
06/14/2002	7,827	Clipper Receivables Corp.	1.80	08/15/2002
06/17/2002	2,000	Apreco, Inc.	1.84	10/15/2002
06/17/2002	1,391	Clipper Receivables Corp.	1.80	08/02/2002
06/19/2002	629	Clipper Receivables Corp.	1.72	06/20/2002
06/20/2002	4,306	Asset Securitization	1.70	06/21/2002
06/24/2002	2,685	Clipper Receivables Corp.	1.80	08/02/2002
06/24/2002	2,923	Clipper Receivables Corp.	1.80	08/15/2002

Last Updated on 08/26/2002
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